Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT dated as of February 13, 2008 (this "Amendment"), is by and between HEALTHSOUTH CORPORATION, a corporation ("Seller") and DANIEL REALTY COMPANY, LLC, an Alabama limited liability company ("Purchaser").

RECITALS

Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated January 22, 2008, as amended by Amendment to Purchase and Sale Agreement dated January 22, 2008 (as amended, the “Purchase Agreement”) with respect to the sale of the Property more particularly described therein.

Seller, as tenant of Corporate Office Leased Premises, desires to increase the demised area of the Corporate Office Leased Premises to include all of the second floor in the Corporate Office Building, thereby increasing the total demised premises from approximately 99,114 square feet to approximately 113,807 square feet, and Purchaser, as landlord of the Corporate Office Leased Premises, is in agreement to same. The parties desire to amend the Purchase Agreement to reflect the same.

NOW, THEREFORE, in consideration of the Recitals, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Defined Terms. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to them in the Purchase Agreement.

2.          Corporate Office Leased Premises. The applicable provisions of the Purchase Agreement, including exhibits and schedules, are hereby modified and amended to reflect the increased square footage of the Corporate Office Leased Premises described above, as follows:

2.1       Section 1.15 of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

1.15      “Corporate Office Leased Premises” means not less than approximately 113,807 rentable square feet of the Corporate Office Building, comprising all of the second, fourth, and fifth floors of the Corporate Office Building, and the rooms on the first floor North Tower housing Seller’s UPS system and Seller’s safe, all as is more particularly shown on Schedule 1.15of this Agreement.

2.2       “Exhibit D (Form of Corporate Office Lease)” is hereby deleted from the Purchase Agreement and the attached “Revised Exhibit D (Form of Corporate Office Lease)” is inserted in lieu thereof.

2.3       “Schedule 1.15 (Diagram Showing Corporate Office Leased Premises)” is hereby deleted from the Purchase Agreement and the attached “Revised Schedule 1.15 (Diagram Showing Corporate Office Leased Premises)” is inserted in lieu thereof.

3.          Ratification. Except as modified hereby, the Purchase Agreement is hereby ratified and affirmed.

4.          Counterparts. The Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SELLER:
HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Print Name:	John P. Whittington
Its:	Secretary
Date:	February 13, 2008

PURCHASER:
DANIEL REALTY COMPANY, LLC BY: Daniel Realty Corporation, Its Manager
By:	/s/ T. Charles Tickle
Print Name:	T. Charles Tickle
Its:	Chairman
Date:	February 13, 2008

ESCROW AGENT:
LAWYERS TITLE INSURANCE CORPORATION
By:	/s/ Lonnie J. Evans
Print Name:	Lonnie J. Evans
Its:	Production Manager

Daniel Realty Company, LLC/HealthSouth Corporate Campus

 Second Amendment to Purchase and Sale Agreement

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